                                                                   EXHIBIT 10.23

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                          SPONSORED RESEARCH AGREEMENT

         Effective as of 1 OCTOBER 2003, MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation (MAYO), 200 First Street SW, Rochester, MN 55905-0001 and MAYO CLINIC JACKSONVILLE, 4500 San Pablo Road, Jacksonville, FL 32224 (collectively "MAYO") with Matthew J. Farrer, Ph.D., a MAYO employee, as principal investigator (INVESTIGATOR) and Alnylam Pharmaceuticals, Inc. (including its affiliated companies), a corporation having its principal place of business at 790 Memorial Drive, Cambridge, MA 02139 (SPONSOR) agree as follows:

                           ARTICLE 1. PROJECT SUMMARY

         1.1 -- MAYO will undertake a research project ("Project") described in the research plan attached hereto and incorporated herein as Exhibit A. Summary data about the Project are forth as follows:

         (a)      TITLE:     Alpha-Synuclein as a Target for siRNA Therapy

         (b)      START DATE:     1 October 2003

         (c)      PROJECTED COMPLETION DATE:     [**]

         (d)      FUNDING AMOUNT:     $[**] pursuant to budget attached as
                                      Exhibit C

         (e)      PAYMENT PLAN: Quarterly in advance

         (f)      CHECKS PAYABLE TO:  Mayo Foundation for Medical Education and
                                      Research

         (g)      CHECKS MAILED TO:   Mayo Medical Ventures
                                      Office of Technology Commercialization
                                      200 First Street S.W.
                                      Rochester, Minnesota 55905
                                      Taxpayer ID No. 41-1506440

         (h)      MAYO ADMINISTRATIVE CONTACT:    Mayo Medical Ventures
                                                  Office of Technology
                                                  Commercialization
                                                  200 First Street S.W.
                                                  Rochester, Minnesota 55905

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                                 Execution Copy

                                                  507-284-8878
                                                  Attn: Susan L. Stoddard, Ph.D.
                                                  sstoddard@mayo.edu

         (i)      Sponsor ADMINISTRATIVE CONTACT: Nagesh Mahanthappa
                                                  Alnylam Pharmaceuticals, Inc.
                                                  790 Memorial Drive
                                                  Cambridge, MA 02139

         1.2 -- Anything contained in Exhibit A which is in conflict with anything in this Agreement is superseded by this Agreement.

                ARTICLE 2. CONFIDENTIALITY AND PROPRIETARY DATA

         2.1 -- SPONSOR or a party on SPONSOR's behalf may provide MAYO and INVESTIGATOR with proprietary information and materials ("Sponsor Information") relevant to the work under this Agreement. MAYO and INVESTIGATOR understand that any materials provided to it by or on behalf of SPONSOR ("Sponsor Materials") remain the sole property of SPONSOR and are experimental materials intended exclusively for investigative use only in laboratory animals and for in vitro use and are not for use in humans. MAYO and INVESTIGATOR agree to use the Sponsor Materials in compliance with all local laws and regulations, including current guidelines of the National Institutes of Health of the United States. SPONSOR agrees to furnish MAYO with sufficient information, to the extent that it is in possession of such information, to identify precautions needed to help protect the health and safety of personnel using the chemicals. MAYO's and INVESTIGATOR's obligations with respect to such Sponsor Information (excluding Sponsor Materials) shall be subject to the following:

         (a) SPONSOR must mark or designate in writing any Sponsor Information provided to MAYO or INVESTIGATOR which it deems to be proprietary or confidential. Confidential information disclosed orally must be identified as confidential or proprietary at the time of disclosure and confirmed in writing as confidential or proprietary within thirty (30) days of such disclosure.

         2.2 -- MAYO and INVESTIGATOR agree to exercise their best efforts not to publish or otherwise reveal or make available the Sponsor Information to others outside Mayo without the prior written permission of the SPONSOR. Additionally, MAYO and INVESTIGATOR agree:

         (a) not to use Sponsor Information for any purpose other than as advised or directed in writing by SPONSOR (which writing shall include the research plan attached hereto as Exhibit A);

         (b) to only disclose Sponsor Information to employees of MAYO participating in the Project who have a need to receive such Sponsor Information in the course of the performance of their duties, and who are bound by the terms of this Agreement;

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         (c)      to not evaluate or analyze the Sponsor Materials for any
                  purpose other than as agreed to in the Project; and

         (d) that the results of any evaluation or analysis of the Sponsor Materials shall be treated as Sponsor Information, subject to MAYO's publication rights under Article 4.

MAYO and INVESTIGATOR further agree that upon the termination of this Agreement, completion of work performed under the Project or at the request of Sponsor, MAYO and INVESTIGATOR will, at SPONSOR's option, either destroy or promptly return, at SPONSOR's expense, to SPONSOR, all Sponsor Information and Sponsor Material.

         2.3 -- Any data and materials generated solely or jointly by MAYO or INVESTIGATOR pursuant to the Project will be made available to SPONSOR and are collectively referred to as "Project Information." MAYO and INVESTIGATOR agree that:

         (a) they shall use Project Information only for internal, non-commercial, non-commercially sponsored research purposes;

         (b) they shall not disclose or make available any Project Information to any third party, except in accordance with the publication provisions of Section 4 below, without the prior written consent of SPONSOR; and

         (c) they shall disclose Project Information only to employees of MAYO who are aware of the terms of this Agreement.

If one year following the expiration or termination of this Agreement, SPONSOR is not commercially using Project Information, the obligations set forth in this
Section 2.3 shall no longer apply.

Sponsor Information and Project Information are collectively referred to as "Information."

         2.4 -- Notwithstanding the above, the confidentiality obligation shall not apply to Information which:

         (a) at the time of receipt by MAYO or INVESTIGATOR is in the public domain;

         (b) comes into the public domain through no fault of MAYO or INVESTIGATOR; or

         (c) was known to MAYO or INVESTIGATOR before disclosure by SPONSOR or was acquired from a source wholly independent from SPONSOR who was not under an obligation of confidentiality to SPONSOR with regard to such Information.

Additionally, MAYO or INVESTIGATOR may disclose to the appropriate legal authority Information that is the subject of a valid subpoena or is otherwise required by law to be disclosed, provided that advance notice is given to SPONSOR of the requirement of such

Sponsored Research Agreement and Option                             page 4 of 19
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disclosure to permit SPONSOR to oppose such disclosure by appropriate legal action or to evaluate whether means can be taken to provide such disclosure on a confidential basis.

         2.5 -- SPONSOR shall have the unrestricted right to use, disclose and make available Project Information, subject to the following. Prior to any disclosure of nonpublic Project Information, with the exception of disclosures required by law or disclosures made under confidence, SPONSOR shall provide MAYO and INVESTIGATOR with an advance copy of such disclosure. SPONSOR shall also not submit a manuscript for publication in a peer-reviewed scientific journal disclosing the research results without the prior agreement of MAYO; provided that at the expiration of ninety (90) days following receipt of the proposed manuscript by MAYO, SPONSOR shall have the right to submit such manuscript for publication. Proper acknowledgement will be made for the contributions of each party to the research results being published.

                 ARTICLE 3. INVENTIONS, DISCOVERIES AND PATENTS

         3.1 -- MAYO filed U.S. Provisional Patent Application No. [**] and U.S. Provisional Patent Application No. [**] and is the owner of any and all rights therein with respect to any MAYO employee, which together with all divisions, continuations, continuations-in-part thereof, all patents issuing thereon, any reexams, reissues or extensions thereof and any foreign counterparts thereon are collectively referred to herein as "Background IP."

         3.2 -- MAYO and INVESTIGATOR agree to promptly disclose to SPONSOR in writing all inventions, innovations and discoveries and all modifications, enhancements and improvements developed by MAYO or INVESTIGATOR during the term of this Agreement and the term of any Option, as defined below and arising out of or based upon the performance of research carried out under the provisions of this Agreement (individually Discovery and collectively "Discoveries"). MAYO shall own all of its Discoveries. Any inventions, innovations and discoveries made solely by SPONSOR shall be the sole property of SPONSOR. Any inventions, innovations and discoveries made jointly by one or more employees of MAYO and one or more employees of SPONSOR arising out of or based upon the performance of research carried out under the provisions of this Agreement shall be jointly owned ("Joint Discovery").

         3.3 -- Other than as specified in Sections 2.1 and 2.2 hereto with regard to performing research under this Agreement, MAYO and INVESTIGATOR receive no right to a license, implied or otherwise, under any patent or other right now or hereafter owned or controlled by SPONSOR.

         3.4 -- MAYO and INVESTIGATOR hereby grant to SPONSOR:

         (a) a worldwide, sub licensable, paid-up, exclusive license under their right, title and interest in and to Discoveries and Joint Discoveries incorporating Sponsor Material(s) or modifications to the Sponsor Material(s) ("Material Discoveries");
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         (b)      a worldwide, non-sub licensable (except to entities with whom
                  SPONSOR is jointly researching, developing and/or commercializing a product) paid-up, non-exclusive license under their interest in and to all Joint Discoveries relating to uses of Sponsor Material(s) or uses of modifications to the Sponsor Materials including the right to make, have made, and use such Joint Discoveries and have others use such Joint Discoveries ;

         (c) a worldwide, non-sub licensable, non-exclusive, paid-up license solely for research purposes under their interest in and to all Discoveries and Joint Discoveries other than those set forth in 3.4(a) and (b) above ("Other Discoveries") including the right to have others use such Other Discoveries to perform direct services for SPONSOR; and

         (d) an option ("Option") to acquire an exclusive, worldwide, royalty bearing, sub licensable license to Background IP, Joint Discoveries set forth in 3.4(b) above, and Other Discoveries desired by SPONSOR on the terms set forth in Exhibit B.

The Option set forth in 3.4(d) above shall extend for a period of [**] following the completion of the Project or earlier termination of this Agreement. If SPONSOR exercises the Option and a third party has any rights in the Background IP, MAYO shall use reasonable efforts to negotiate in good faith with such third party to obtain such third party's rights so that SPONSOR shall receive an exclusive license to the Background IP.

         3.5 -- MAYO and the INVESTIGATOR shall provide SPONSOR with the information SPONSOR reasonably needs to exercise its Option.

         3.6 -- If SPONSOR exercises its Option, then MAYO and SPONSOR shall negotiate in good faith towards achieving a mutually agreeable license agreement on the terms set forth in Exhibit B. Said negotiations must be concluded within [**] from the date SPONSOR exercises its Option, unless the time period for negotiations is extended in writing by mutual agreement.

         3.7 -- Upon the expiration of the unexercised Option or the license agreement negotiation period (which did not result in an executed license agreement), whichever event occurs later, MAYO shall have no further obligation to SPONSOR with regard to the Discoveries and Project Information, other than the licenses set forth in Section 3.3 hereto and obligations set forth in
Section 2.3.

         3.8 -- MAYO shall retain a royalty-free right to use any of its Discoveries and Joint Discoveries in connection with its own internal, non-commercial, non-commercially sponsored research, education and clinical programs.

         3.9 -- MAYO warrants that all persons associated with the performance of the Project have obligations to assign their ownership rights in any Discoveries and Joint Discoveries to MAYO and to be bound by the confidentiality provisions of this Agreement.

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         3.10 -- At its option, SPONSOR shall have the right to obtain patent protection in the United States and foreign countries for any Discoveries and Joint Discoveries, at its expense. In such situation, SPONSOR shall keep MAYO informed of the course of the patent prosecution and will give MAYO the right to review and comment on all substantive filings and correspondence with patent authorities and shall in good faith consider all comments of MAYO with respect to such prosecution efforts. MAYO and INVESTIGATOR hereby undertake and agree to execute such papers which are necessary at any time to permit the filing and prosecution of applications for patent applications covering the Discoveries and Joint Discoveries.

                             ARTICLE 4. PUBLICATION

         4.1 -- MAYO and INVESTIGATOR reserve the right to publish the results of work completed under this Agreement. Review by SPONSOR of the proposed publication prior to submission will be provided, but in the interest of free exchange of scientific information, MAYO and INVESTIGATOR may publish after the expiration of ninety (90) days following receipt of the proposed publication by SPONSOR. Publication of the results will not include SPONSOR Information as defined in Article 2 without the written permission of SPONSOR.

                             ARTICLE 5. USE OF NAME

         5.1 -- Except as required by law, SPONSOR and MAYO shall not use, expressly or by implication,

         (a) Any trademark, trade name, or any contraction, abbreviation, simulation, or adaptation thereof of the other party; or

         (b)      The name of any of other party's staff;

in any news release, publicity, policy recommendation, advertising, product promotion or any commercial communication without the express written approval of the other party.

              ARTICLE 6. INDEMNIFICATION AND NEGATION OF WARRANTIES

         6.1 -- SPONSOR agrees to indemnify, defend and hold harmless MAYO, its trustees, officers, employees and agents from any third party claims, loss, damage, arising from SPONSOR'S use of the research performed under this agreement. Notwithstanding the above, SPONSOR shall not be responsible for indemnifying MAYO, its trustees, officers, employees or agents for any liability to the extent due to MAYO's negligence, willful misconduct or research contrary to the Project. In the event that SPONSOR defends MAYO and proof of the foregoing is established, MAYO shall reimburse SPONSOR for all costs and expenses incurred by SPONSOR in such defense. MAYO shall provide prompt written notice to SPONSOR of any such claim or liability and SPONSOR shall control the defense and/or settlement of any such claim or liability, provided that SPONSOR agrees not to settle any such claim against MAYO without MAYO's consent where such settlement would include any admission of liability on the part of MAYO or MAYO would incur any financial liability; where the settlement would impose any restriction on the conduct by MAYO of any of its activities, or where the settlement would

Sponsored Research Agreement and Option                             page 7 of 19
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                                 Execution Copy

not include an unconditional release of MAYO from all liability for claims that are the subject matter of such claim.

Mayo agrees to be responsible for its acts of negligence or willful misconduct in the performance of its duties and shall be financially and legally responsible for all expenses, liabilities and attorneys fees resulting from or attributable to any such negligence or willful misconduct. Mayo agrees to maintain adequate insurance or a program of self-insurance to cover its liabilities.

         6.2 -- Except as may be specifically stated in this Agreement, MAYO makes no representations or warranties, expressed or implied, regarding the intellectual property licensed hereunder or its performance under this Agreement, including but not limited to, the marketability, use or fitness for any particular purpose of the research results developed under this work, or that such results do not infringe upon any third party property rights. Further, neither party shall be liable under this Agreement for special, consequential, or incidental damages.

              ARTICLE 7. CONDUCT OF PROJECT AND FISCAL MANAGEMENT

         7.1 -- MAYO and INVESTIGATOR shall perform those research activities as described in Exhibit A for the Project. MAYO and INVESTIGATOR shall not make any changes to the Project or deviate there from, without first consulting with SPONSOR and receiving appropriate written authorization to implement the modification. SPONSOR, in consultation with the INVESTIGATOR, may modify the Project; provided that any modification requiring an increase in the payments to be made hereunder shall not be effected, without the agreement of the parties in writing. MAYO shall ensure that all employees of MAYO who are assigned to perform research under this Agreement are made aware of the obligations contained in this Agreement and are bound by such obligations. MAYO and INVESTIGATOR shall not subcontract with any third party to perform any services included in the Project without the express prior written consent of SPONSOR. MAYO and INVESTIGATOR will provide status reports upon reasonable request and shall provide a comprehensive, final written report upon conclusion of the Project. Additionally, SPONSOR shall designate representatives to participate in meetings to review performance of the research hereunder, which meetings shall take place at least once each quarter, at the convenience of MAYO and the INVESTIGATOR. SPONSOR's designated representatives shall have access at reasonable times to observe the services in progress or review any and all records generated as a result of MAYO and INVESTIGATOR's performance of services. MAYO's relation to SPONSOR shall be that of an independent contractor and neither this Agreement nor the research to be conducted hereunder shall for any purpose whatsoever or in any way or manner create any employer employee relationship between the parties. MAYO shall not be deemed an agent of SPONSOR for any purpose and shall have no authority to bind SPONSOR.

         7.2 -- MAYO and INVESTIGATOR shall devote their reasonable efforts and ability to the performance of the research hereunder, devoting an amount of time as mutually agreed. MAYO hereby represents that it has the experience, capability and resources, including but not limited to sufficient personnel and supervisors, to efficiently and expeditiously perform the research to be conducted under the Project hereunder in a professional and competent manner.

Sponsored Research Agreement and Option                             page 8 of 19
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MAYO further represents that it will at all times devote the necessary personnel and supervisors to perform such research hereunder in such a manner. MAYO and INVESTIGATOR shall perform all services under the Project hereunder in accordance with the current state of the art and this Agreement. All information provided to SPONSOR pursuant to this Agreement shall be accurate in accordance with scientifically accepted standards. MAYO and INVESTIGATOR shall also comply with all current government regulatory requirements as appropriate to such research and all other applicable federal, state and local laws and regulations. To the best of their knowledge, without the obligation to inquire, MAYO and INVESTIGATOR warrant and represent that no trade secrets or other confidential information of any other person, firm, corporation, institution or other entity will be wrongfully disclosed by them to SPONSOR in connection with any of the research services called for hereunder. MAYO and INVESTIGATOR further warrant and represent that none of the provisions of this Agreement, nor the services which will be performed by MAYO and INVESTIGATOR hereunder, contravenes or is in conflict with any agreement of MAYO or INVESTIGATOR with, or obligation to, any other person, firm, corporation, institution or other entity including, without limiting the generality of the foregoing, employment agreements, consulting agreements, service agreements, disclosure agreements or agreements for assignment of inventions.

         7.3 -- In consideration for the completion of the Project by MAYO and INVESTIGATOR, and as detailed in the budget that is part of Exhibit A, SPONSOR shall pay MAYO [**] (US $[**]) such amount to be paid in quarterly payments of [**] (US $[**]), the first payment to be made within thirty (30) days of the execution of this Agreement and the initiation of the Project. Such amount shall include all costs associated with the Project.

         7.4 -- MAYO shall maintain complete and accurate accounting records in accordance with accepted accounting practices. These records shall be available for inspection, review and audit at reasonable times by SPONSOR, or its duly authorized representative, at SPONSOR's expense, for three (3) years following the end of the calendar year in which such costs are incurred. This section shall survive termination of this Agreement.

         7.5 -- MAYO shall retain title to equipment and all other items purchased with funds provided by SPONSOR.

         7.6 -- In consideration for the option grant set forth in Article 3, SPONSOR shall pay MAYO [**] DOLLARS (US $[**]), such payment to be made within thirty (30) days of the execution of this Agreement.

                             ARTICLE 8. TERMINATION

         8.1 -- If for any reason INVESTIGATOR becomes unavailable to direct the performance of the work under this Agreement, MAYO shall notify SPONSOR. If the parties are unable to identify a mutually acceptable successor, this Agreement may be terminated by either party upon ten (10) days written notice.

         8.2 -- Either party may terminate this Agreement in the event of a breach of a material obligation of the other if such breach remains uncured after thirty (30) days notice.

Sponsored Research Agreement and Option                             page 9 of 19
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         8.3 -- This Agreement may be terminated by either party giving to the other a minimum of sixty (60) days prior written notice provided, however, that MAYO shall not terminate the Agreement until the Project is completed. MAYO and INVESTIGATOR will take all reasonable efforts to minimize further costs upon issuing or receiving such notice.

         8.4 -- In the event of any notice of termination of this Agreement by SPONSOR, MAYO shall immediately terminate work and use its best efforts to reduce costs to SPONSOR, and, if MAYO is not in default by having breached a material obligation of the Agreement, SPONSOR shall pay MAYO upon receipt of MAYO's invoice, all of its reasonable costs incurred under the Project including applicable indirect costs and agreed-upon noncancellable obligations made before receipt of notice of termination, reduced by all prior payments made by SPONSOR, which shall in no event exceed on a pro rata basis the agreed-upon price for performance of the research as stated in Section 7.3 hereof.

         8.5 -- In the event of termination of the Project or the Agreement itself, MAYO and INVESTIGATOR agree to provide SPONSOR with all reports, materials or other deliverable items, in whatever state of completion, as of the date of termination. The provisions of Articles 2,3,4,5,6,8 and 9 shall survive termination or expiration of this Agreement.

                               ARTICLE 9. GENERAL

         9.1 -- This document sets forth the entire Agreement between the parties hereto with respect to the subject matter hereof and will supersede all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto. This Agreement shall not be changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the parties hereto, and specifically referencing this Agreement.

         9.2 -- This Agreement and any interest herein may not be assigned by MAYO or SPONSOR without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that SPONSOR may assign this Agreement to an affiliated company or to any entity with which SPONSOR may merge or consolidate or to which SPONSOR may assign substantially all of its assets or that portion of its business to which this Agreement pertains (as long as the reputation of such entity would not negatively impact MAYO's reputation as a health care institution), without obtaining the agreement of MAYO.

         9.3 -- The captions and headings used in this Agreement are for convenience and reference only and are not a part of this Agreement.

         9.4 -- All notices shall be in writing and shall be effective upon receipt. Notices should be sent to the respective administrative contacts set forth in Section 1.1 of this Agreement.

         9.5 -- Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

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         9.6 -- If any clause, section or paragraph of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, it will be deemed severed from the remainder of this Agreement and will have no effect on the legality, validity or enforceability of the remaining provisions of this Agreement provided that a party's rights under this Agreement are not materially affected. The parties hereto covenant and agree to renegotiate any such provision in good faith in order to provide a reasonably acceptable alternative to such provision, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

MAYO FOUNDATION FOR MEDICAL                     MAYO CLINIC JACKSONVILLE
EDUCATION AND RESEARCH

/s/ Rick F. Colvin                              /s/ Jeff Schultz
--------------------------------                --------------------------------
RICK F. COLVIN                                  NAME:
ASSISTANT TREASURER                             TITLE:

9/29/03                                         10/2/03
--------------------------------                --------------------------------
DATE                                            DATE

         READ AND UNDERSTOOD:

/s/ DEMETRIUS M. MARAGANORE                     /s/ MATTHEW J. FARRER
--------------------------------                --------------------------------
DEMETRIUS M. MARAGANORE, M.D.                   MATTHEW J. FARRER, PH.D.

ALNYLAM PHARMACEUTICALS, INC.
/s/ John G. Conley
--------------------------------
NAME:  John G. Conley
TITLE: CFO

10/6/03
--------------------------------
DATE

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                                 Execution Copy

                                    EXHIBIT A

                                  RESEARCH PLAN

                  ALPHA-SYNUCLEIN AS A TARGET FOR SIRNA THERAPY

Technical aspects of starting plan:

         [**]:

         (1) [**] to initially be performed [**] from Matt Farrer lab with [**]. Dr. Basir will provide protocol from Alnylam.

         (2) [**] will be performed [**], in conditions identical to those provided by the company.

         (3) Alnylam estimates that [**] will be sufficient [**], this may be as many as [**]. [**] at an initial [**] will be [**].

         (4)      Expected results [**] will be [**]y.

         (5)      [**] will be [**].

         [**]:

         (1)      [**] will then be [**] and/or [**].

         (2) [**] will be initially [**] which Alnylam will provide. This will help us [**].[**] may be used [**], as needed. Based on the [**], it may not be necessary [**].

         (3)      [**] will be performed [**].

TIMELINE:

[**]:                      [**]
Months [**]:               [**]
Months [**]:               [**]
Months [**]                [**]

Sponsored Research Agreement and Option                            page 12 of 19
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                           control mice

Months [**]:               [**]

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                              BUDGET JUSTIFICATION

                     REFER TO EXHIBIT C FOR DETAILED BUDGET

SALARIES AND FRINGE BENEFITS ($[**]):

Technician=$[**]

Post-doctoral fellow=$[**]

MOUSE COSTS ($[**]):

Importation and Quarantine of mice: $[**]

Breeders at 0M and 6M: $[**]

Breeding cages: $[**] (based on [**] breeding cages maintained for app. [**] at $[**]/day)

         --       This should allow [**] at any one time for both [**] purposes

Weaning and Aging: approximately $[**]

MANY ANIMALS WILL [**] AND FOR SHORT TERM STUDIES. MUCH OF THIS COST COVERS [**].[**]MOLECULAR BIOLOGY AND BIOCHEMISTRY ($[**])

Genotyping supplies ($[**]):

         Tail prep: $[**]

         PCR supplies (Taq, plates, sealers, primers, film, etc.): $[**]Avid
         Chips: $[**]

Expression supplies:

         RNA (RT-PCR, primers, Taqman, etc.): $[**]

         Westerns (gels, antibodies, film, ECL, etc.): $[**]

IMMUNOHISTOCHEMISTRY/TISSUE STAINING ($[**])

Antibodies, slides, sectioning, etc.

CELL CULTURE AND INFUSION SUPPLIES ($[**])

Cell Culture ($[**]) could vary depending [**]. This should allow adequate supplies for [**] of cell/neuronal/embryo culture.

Infusion pumps/Hamiltons/drill bits, etc. ($[**])

Infusion pumps run $[**]/mouse and will have to be replaced in trials longer than app. 2 weeks

1.       DIRECT COSTS:                   $[**]

INDIRECT COSTS:                          $[**] (INDIRECTS ONLY ON NON-PERSONNEL)
TOTAL COSTS:                             $[**]

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                                    EXHIBIT B

I. IAn exclusive, worldwide, sub licensable license under desired Background IP, Joint Discoveries set forth in Section 3.4(b) above and Other Discoveries to make, have made, use, have used, market, sell, import and offer products or methods in all fields until the expiration of all patents covering such Background IP, Joint Discoveries and Other Discoveries ("Licensed Patents"). In return for such license, SPONSOR will make the following payments to MAYO:

II. For the indications stated below, the following clinical milestones will be paid for product covered by an issued, unexpired claim of Licensed Patents ("Licensed Product").

MILESTONE                 PD [**]     PD [**]     EACH ADDITIONAL [**]
----------------------------------------------------------------------
   Filing of first IND     $[**]        [**]             $[**]
----------------------------------------------------------------------
   Phase II initiation     $[**]       $[**]             $[**]
----------------------------------------------------------------------
   NDA Filing, or
   equivalent, in the US
   or EU                   $[**]       $[**]             $[**]
----------------------------------------------------------------------
   Market approval in
   the US or EU            $[**]       $[**]             $[**]
----------------------------------------------------------------------

In addition, upon first issuance of a valid claim of the Licensed Patents that covers an Alnylam Licensed Product -- $[**]

III. For a Licensed Product that is marketed by SPONSOR or its Sub licensees, a royalty of:

         [**]% of Net Sales < or = $[**]

         [**]% of Net Sales > $[**]

Such royalty payments shall be reduced up to [**]% by amounts paid to access additional intellectual property believed to be necessary in order to sell Licensed Products.

IV. An annual license maintenance fee of $[**] per year (creditable to milestones and royalties).

V. SPONSOR will be responsible for and will incur the cost for future patent filings and prosecution. SPONSOR will inform MAYO of all substantive activities. In the event that SPONSOR exercises its Option for an exclusive license, SPONSOR shall reimburse MAYO for the past costs of filing and prosecution for Licensed Patents.

VI. Both parties can terminate for material breach upon written notice and a 90 day cure period. Alnylam can terminate upon 30 days notice.

Sponsored Research Agreement and Option                            page 15 of 19
Farrer / Alnylam                                                       9/29/2003

                                 Execution Copy

                                    EXHIBIT C
                                     BUDGET

                     BUDGET IS ON THE FOLLOWING THREE PAGES.

Sponsored Research Agreement and Option                            page 16 of 19
Farrer / Alnylam                                                       9/29/2003

                                 Execution Copy

Principal Investigator:   FARRER, M .J. PhD
Funding Source:           Alnylam Pharmaceuticals
External Grant Id:
Title:                    a-Synuclein as a Target for siRNA Therapy

                                                             09/01/2003
                                            %          Base  08/31/2004    Total
                                         Effort       Salary   Amount     Amount
PERSONNEL

FARRER, M.J. PHD
Principal Investigator
LEWIS, J. PHD
Principal Investigator
TO BE NAMED
Technician                                 100%
TO BE NAMED
Postdoctoral Fellow                        100%
                                                               ------     ------
Total PERSONNEL                                                $ [**]     $ [**]
Benefits                                                       $ [**]     $ [**]
                                                               ------     ------
Total PERSONNEL (including benefits)                           $ [**]     $ [**]
                                                               ------     ------
SUPPLIES

[**]                                                             [**]       [**]
[**]                                                             [**]       [**]
[**]                                                             [**]       [**]
                                                               ------     ------
Total SUPPLIES                                                 $ [**]     $ [**]

OTHER EXPENSES

[**]                                                             [**]       [**]
[**]                                                             [**]       [**]
                                                               ------     ------
Total OTHER EXPENSES                                           $ [**]     $ [**]

TOTAL DIRECT COST                                              $ [**]     $ [**]

INDIRECT COST                         [**]% of MTDC            $ [**]     $ [**]
                                                               ------     ------
TOTAL COST                                                     $ [**]     $ [**]
                                                               ======     ======

Budget Id:                            19306

Grant Id:                             0
Administrator Name:                   SCHEFFEL, J.G.
Finance Specialist:                   TETZLAFF, L.M.
Grant Specialist:
Printed On:                           08/20/2003
Last Modified:                        08/20/2003

Sponsored Research Agreement and Option                            page 17 of 19
Farrer / Alnylam                                                       9/29/2003

                                 Execution Copy

FOOT NOTE:

Sponsored Research Agreement and Option                            page 18 of 19
Farrer / Alnylam                                                       9/29/2003

                                 Execution Copy

Principal Investigator:   FARRER, M .J. PhD
Funding Source:           Alnylam Pharmaceuticals
External Grant Id:
Title:                    a-Synuclein as a Target for siRNA Therapy

                                         09/01/2003
                                         08/31/2004                Total
                                            Amount                Amount
PERSONNEL EFFORT BY PERIOD

FARRER, M.J. PhD                    Principal Investigator

     Salary

     EOE                                      0.00

     FB Rate

     FB

LEWIS, J. PhD                       Principal Investigator

     Salary

     EOE                                      0.00

     FB Rate

     FB

TO BE NAMED                               Technician

     Salary

     EOE                                    100.00

     FB Rate

     FB

TO BE NAMED                          Postdoctoral Fellow

     Salary

     EOE                                    100.00

     FB Rate

     FB
------------------------------------------------------------------------
Total FB                                       [**]

Sponsored Research Agreement and Option                            page 19 of 19
Farrer / Alnylam                                                       9/29/2003

                                 Execution Copy

Principal Investigator:   FARRER, M .J. PhD
Funding Source:           Alnylam Pharmaceuticals
External Grant Id:
Title:                    a-Synuclein as a Target for siRNA Therapy

                                         09/01/2003
                                         08/31/2004                Total
                                            Amount                Amount
Rate

Frequency

Patients #

Cost

------------------------------------------------------------------------
Total Cost